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BANC ONE CORPORATION and Subsidiaries                                                                           EXHIBIT 12
Statement Regarding Computation of Ratio of Earnings to Fixed Charges
$(thousands)

                                            Six Months Ended                            Years Ended
                                                June 30,                                December 31,
                                          ---------------------+------------------------------------------------------------
                                            1995        1994   |    1994        1993        1992        1991       1990
                                          ---------------------+------------------------------------------------------------
Calculation excluding interest on
deposits:
    Earnings
       Income before income taxes and
           change in accounting
           principle and equity in
           earnings of Bank One, Texas,
           NA (1)                         $  933,941  $1,002,962  $1,518,852  $1,770,712 $1,341,249    $928,947    $727,310
       Fixed charges                         355,022     272,024     633,569     348,327    321,402     419,274     467,263
       Less:  Capitalized interest             (726)       (483)     (1,000)       (652)    (1,199)     (1,732)     (2,181)
                                               -----       -----     -------       -----    -------     -------     -------

       Earnings                           $1,288,237  $1,274,503  $2,151,421  $2,118,387 $1,661,452  $1,346,489  $1,192,392
                                          ==========  ==========  ==========  ========== ==========  ==========  ==========
    Fixed Charges:
       Interest expense, including
           interest factor of
           capitalized leases and
           amortization of deferred debt
           expenses                       $  328,497    $245,943    $575,734    $298,857   $278,615    $379,708    $433,953
       Portion of rental payments under
           operating leases deemed to be
           interest                           26,525      26,081      57,835      49,470     42,787      39,566      33,310
                                          ----------    --------    --------    --------   --------    --------    --------
       Fixed charges                      $  355,022    $272,024    $633,569    $348,327   $321,402    $419,274    $467,263
                                          ==========    ========    ========    ========   ========    ========    ========


    Ratio of earnings to fixed charges
       excluding interest on deposits:         3.63x       4.69x       3.40x       6.08x      5.17x       3.21x       2.55x
Calculation including interest on
deposits:
    Earnings:
       Income before income taxes and
           change in accounting
           principle and equity in
           earnings of Bank One, Texas,
           NA (1)                         $  933,941  $1,002,962  $1,518,852  $1,770,712 $1,341,249    $928,947    $727,310

       Fixed charges                       1,491,242   1,016,120   2,307,832   1,826,018  2,318,274   2,955,918   3,115,412
       Less:  Capitalized interest             (726)       (483)     (1,000)       (652)    (1,199)     (1,732)     (2,181)
                                          ----------    --------    --------    --------   --------    --------    --------
       Earnings                           $2,424,457  $2,018,599  $3,825,684  $3,596,078 $3,658,324  $3,883,133  $3,840,541
                                          ==========  ==========   =========   =========  =========   =========   =========

    Fixed charges:
       As detailed above                  $  355,022    $272,024    $633,569    $348,327   $321,402    $419,274    $467,263
       Interest on deposits                1,136,220     744,096   1,674,263   1,477,691  1,996,872   2,536,644   2,648,149
                                          ----------    --------    --------    --------   --------    --------    --------
       Fixed charges                      $1,491,242  $1,016,120  $2,307,832  $1,826,018 $2,318,274  $2,955,918  $3,115,412
                                          ==========  ==========   =========   =========  =========   =========   =========


    Ratio of earnings to fixed charges
       including interest on deposits          1.63x       1.99x       1.66x       1.97x      1.58x       1.31x       1.23x

(1)Results of Bank One, Texas, NA are consolidated beginning October 1, 1991.
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